Exhibit 10.34

Capital Transfer Agreement

Party A:  Weifang Yuhe Poultry Co. Ltd., Weifang Taihong Feed Co. Ltd.
Party B:  Shandong Yuhe Food Group Co., Ltd.

Party A borrowed RMB 10,000,000 from Li Yu. Due to Li Yu's failure to transfer the loan amount to Party A timely, Party A could not utilize the loan amount timely. In order to utilize the loan amount in a more efficient way, after negotiation between Party A and Party B, Party B has agreed to borrow and take over the RMB10,000,000 loan from Party A and Party B has the obligation to repay Li Yu. Party B has agreed to use all its assets as security for the loan should Party B fail to repay the loan amount on the scheduled date.

In this respect, Party B has agreed to perform its obligation as set out in an agreement entered by and among Li Yu, Party A, Party B and Mr. Gao Zhentao. Party A will not have any civil liability.

This agreement becomes effective after stamping.

Party A:
Weifang Yuhe Poultry Co. Ltd.	Party B:	Shandong Yuhe Food Group Co. Ltd.
[Company chop]		[Company chop]

Weifang Taihong Feed Co. Ltd.
[Company chop]

Date: November 28, 2007